As filed with the Securities and Exchange Commission on September 27, 2011

Registration No. 333-155777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	98-0665416 (I.R.S. Employer Identification Number)

No. 1 Hatch Street Upper, 4th Floor Dublin 2 Ireland +353 (1) 405-2033 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 (302) 738-6680 (Name, address, including zip code, and telephone number, including area code, of agent for service)

XL GROUP LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	98-0191089 (I.R.S. Employer Identification No.)

No. 1 Hatch Street Upper, 4th Floor Dublin 2 Ireland +353 (1) 405-2033 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 (302) 738-6680 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kirstin Romann Gould, Esq. Executive Vice President, General Counsel and Secretary XL Group Public Limited Company No. 1 Hatch Street Upper, 4th Floor Dublin 2 Ireland +353 (1) 405-2033	Victor I. Lewkow, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
XL Group plc Ordinary Shares
XL Group plc Preference Shares
XL Group plc Debt Securities
XL Group plc Ordinary Share Warrants
XL Group plc Ordinary Share Purchase Contracts
XL Group plc Ordinary Share Purchase Units(3)
XL Group Ltd. Debt Securities
XL Group plc Guarantees of XL Group Ltd. Debt Securities(4)

(1)	These offered securities may be sold separately, together as units or with other offered securities.

(2)

An unspecified amount of securities or initial aggregate offering price of each identified class is being registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued as units. With respect to all securities that may be offered and sold under this Registration Statement, the registrant has elected to rely on Rule 456(b) and Rule 457(r) under the Securities Act to defer all of the registration fee with respect to such securities.

(3)

Each XL Group plc Ordinary Share Purchase Unit consists of (a) an XL Group plc Ordinary Share Purchase Contract, under which the holder or XL Group plc, upon settlement, will purchase a fixed or varying number of XL Group plc Ordinary Shares, and (b) a beneficial interest in either XL Group plc Debt Securities (which may be senior or subordinated), debt or equity obligations of third parties, including U.S. Treasury securities, or XL Group plc Preference Shares, in each case purchased with the proceeds from the sale of the XL Group plc Ordinary Share Purchase Units. No separate consideration will be received for the XL Group plc Ordinary Share Purchase Contracts or the related beneficial interests.

(4)	Pursuant to Rule 457(n) under the Securities Act, no separate consideration will be received for the XL Group plc Guarantees.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 is being filed pursuant to Rule 413(b) under the Securities Act of 1933, as amended (the “Securities Act”), by XL Group Public Limited Company, an Irish public limited company (“XL Group” or the “Company”), and its wholly-owned subsidiary, XL Group Ltd., a Cayman Islands exempted company (“XL-Cayman” and, together with the Company, the “Registrants”), to register the offer and sale of debt securities to be issued by XL-Cayman and the related guarantees to be issued by XL Group, under Registration Statement No. 333-155777 on Form S-3 (in addition to the other classes of securities previously registered thereunder).

PROSPECTUS

XL Group plc

Ordinary Shares
Preference Shares
Debt Securities
Ordinary Share Warrants
Ordinary Share Purchase Contracts
Ordinary Share Purchase Units
Guarantees of XL Group Ltd. Debt Securities

XL Group Ltd.

Debt Securities
Fully and Unconditionally Guaranteed by XL Group plc

The following are types of securities that may be offered and sold from time to time under this prospectus:

•	XL Group plc Ordinary Shares	•	XL Group plc Ordinary Share Purchase Contracts
•	XL Group plc Preference Shares	•	XL Group plc Ordinary Share Purchase Units
•	XL Group plc Debt Securities	•	XL Group Ltd. Debt Securities Guaranteed
•	XL Group plc Ordinary Share Warrants		by XL Group plc

XL Group plc Ordinary Shares are traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol “XL.”

Investing in our securities involves risks. See “Risk Factors” on page 3.

A prospectus supplement, which must accompany this prospectus, will describe the securities XL Group plc and/or XL Group Ltd. are offering and selling, as well as the specific terms of the securities and tax considerations pertaining to an investment in the securities. Those terms may include, among others, as applicable:

•	Maturity	•	Redemption terms
•	Interest rate	•	Conversion terms
•	Dividend rate	•	Listing on a securities exchange
•	Sinking fund terms	•	Amount payable at maturity
•	Ranking

Neither the Securities and Exchange Commission nor any state or other jurisdiction’s securities commission or regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents that XL Group plc and/or XL Group Ltd. may elect, or through underwriters and dealers that XL Group plc and/or XL Group Ltd. may select, in each case on a continuous or delayed basis. If XL Group plc and/or XL Group Ltd. uses agents, underwriters or dealers to sell the securities, XL Group plc and/or XL Group Ltd., as applicable, will name them and describe their compensation in a prospectus supplement.

The date of this prospectus is September 27, 2011.

This document is important and requires your immediate attention. If you are in any doubt as to what action you should take, you are recommended to immediately consult your stockbroker, bank manager, solicitor, fund manager or other appropriate financial adviser being, if you are resident in Ireland, an organization or firm authorized or exempted pursuant to the European Communities (Markets in Financial Instruments) Regulations 2007 (as amended), or the Investments Intermediaries Act 1995 (as amended) or, if you are in a territory outside Ireland, another appropriately authorized adviser.

This document does not constitute a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland or an offer to sell or an invitation to purchase or the solicitation of an offer to purchase securities. No offer of any securities of XL Group plc to the public is being made that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland) in general or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland. This document has not been approved or reviewed by or registered with the Central Bank of Ireland. No invitation, whether direct or indirect, may be made to the public in the Cayman Islands for any securities issued by XL Group Ltd. unless such securities are listed on the Cayman Islands Stock Exchange.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or otherwise. XL Group plc is not an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended), and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that XL Group plc and XL Group Ltd. filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, relating to:

(1)

XL Group plc’s ordinary shares, preference shares, debt securities (which may include medium term notes), ordinary share warrants, ordinary share purchase contracts, ordinary share purchase units and guarantees of XL Group Ltd.’s debt securities; and

(2)	XL Group Ltd.’s debt securities, which will be fully and unconditionally guaranteed by XL Group plc.

Under this shelf process, XL Group plc and XL Group Ltd. may sell the securities described in this prospectus in one or more offerings in an unlimited dollar amount. This prospectus provides you with a general description of the securities that XL Group plc and XL Group Ltd. may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding XL Group plc or XL Group Ltd. and the offered securities, please refer to the registration statement. Each time XL Group plc or XL Group Ltd. sells securities it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

On July 1, 2010, XL Group plc (referred to in this prospectus as “XL Group”) and XL Capital Ltd (now known as XL Group Ltd., and referred to in this prospectus as “XL-Cayman”), completed a redomestication transaction in which all of the ordinary shares of XL-Cayman were exchanged for all of the ordinary shares of XL Group. As a result, XL-Cayman became a wholly owned subsidiary of XL Group. In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise and except as otherwise indicated:

•	for periods on and subsequent to July 1, 2010, “we,” “us” and “our” refer to XL Group plc and its subsidiaries;

•	for periods prior to July 1, 2010, “we,” “us” and “our” refer to XL Capital Ltd (now known as XL Group Ltd.) and its subsidiaries;

•	“XL Group” refers to XL Group plc and not any of its subsidiaries; and

•	“XL-Cayman” refers to XL Group Ltd. and not any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

XL Group and XL-Cayman have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the “registration statement”) relating to the offered securities.

XL Group

XL Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that XL Group files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including XL Group, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.

XL-Cayman

Prior to this filing, XL-Cayman was not subject to the information reporting requirements of the Exchange Act. XL-Cayman is a wholly-owned subsidiary of XL Group. To comply with its obligations under the Exchange Act following this filing, XL-Cayman will rely upon XL Group’s filings. Any debt securities of XL-Cayman offered and sold pursuant to this prospectus will be fully and unconditionally guaranteed by XL Group but not by any subsidiary of XL Group. See “Description of Debt Securities and Guarantees.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows XL Group and XL-Cayman to “incorporate by reference” into this prospectus the information XL Group files with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Group files after the date of the initial registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. The information that XL Group files after the date of this prospectus with the SEC will automatically update and supersede this information. XL Group and XL-Cayman incorporate by reference into this prospectus the documents listed below, which have been filed by XL Group with the SEC (SEC file number 1-10804), and any future filings made by XL Group pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus (other than, unless otherwise indicated, any document or information that is, or is deemed to be, furnished and not filed in accordance with applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 25, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 9, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed on August 4, 2011;

•	Proxy Statement on Schedule 14A for the Annual General Meeting of Holders of Ordinary Shares of XL Group plc held on May 6, 2011, filed on March 7, 2011;

•

Current Reports on Form 8-K filed on March 1, 2011, March 10, 2011, March 28, 2011, April 5, 2011, May 11, 2011, May 26, 2011, June 14, 2011, June 21, 2011, July 19, 2011, July 25, 2011 and August 16, 2011; and

•

the description of XL Group’s ordinary shares included in the Definitive Proxy Statement on Schedule 14A filed by XL Capital Ltd (XL Group’s predecessor registrant, which is now known as XL Group Ltd.) on March 10, 2010, set forth in section “Description of XL Group plc Share Capital”, including any amendment or report filed for the purposes of updating such description.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents, and XL Group’s and XL-Cayman’s constitutional documents. You may request such documents by contacting us at:

Investor Relations
XL Group plc
XL House
One Bermudiana Road
Hamilton HM 08, Bermuda
Telephone: (441) 292-8515
Fax: (441) 292-5280
Email: investorinfo@xlgroup.com

Neither XL Group nor XL-Cayman has authorized anyone to give any information or to represent anything not contained in this prospectus or in any of the materials that they have incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

RISK FACTORS

Investment in our securities involves various risks. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2010 filed by XL Group, and any future filings made by XL Group pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

XL GROUP PLC AND XL GROUP LTD.

XL Group, through its subsidiaries, including XL-Cayman, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis.

XL Group is incorporated in Ireland. XL Group’s principal executive offices are located at No. 1 Hatch Street Upper, 4th Floor, Dublin 2, Ireland. XL Group’s telephone number is +353 (1) 405-2033. XL Group’s website address is www.xlgroup.com. The information contained on XL Group’s website is not incorporated by reference into this prospectus.

XL-Cayman is incorporated in the Cayman Islands and is a wholly-owned subsidiary of XL Group. XL-Cayman’s principal executive offices are located at No. 1 Hatch Street Upper, 4th Floor, Dublin 2, Ireland. XL-Cayman’s telephone number is +353 (1) 405-2033.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This prospectus and any prospectus supplement, the documents incorporated by reference or any other written or oral statements made by or on behalf of us may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	changes in the size of our claims relating to natural or man-made catastrophe losses due to the preliminary nature of some reports and estimates of loss and damage to date;

•	trends in rates for property and casualty insurance and reinsurance;

•	the timely and full recoverability of reinsurance placed by us with third parties, or other amounts due to us;

•	changes in ratings, rating agency policies or practices;

•	changes in the projected amount of ceded reinsurance recoverables and the ratings and creditworthiness of reinsurers;

•	the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

•	our ability to successfully implement our business strategy especially during the “soft” market cycle;

•	increased competition on the basis of pricing, capacity, coverage terms or other factors, which could harm our ability to maintain or increase our business volumes or profitability;

•	greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices anticipate based on historical experience or industry data;

•	the effects of inflation on our business, including on pricing and reserving;

•

developments, including uncertainties related to the depth and duration of the current recession, and future volatility, in the world’s credit, financial and capital markets that adversely affect the performance and valuation of our investments or access to such markets;

•

the impact of a possible downgrade of U.S. securities by credit rating agencies, and the resulting effect on the value of securities (x) in our investment portfolio and (y) posted as collateral by and to us;

•	the potential impact on us from government-mandated insurance coverage for acts of terrorism;

•	the potential for changes to methodologies, estimations and assumptions that underlie the valuation of our financial instruments that could result in changes to investment valuations;

•	changes to our assessment as to whether it is more likely than not that we will be required to sell, or have the intent to sell, available for sale debt securities before their anticipated recovery;

•	availability of borrowings and letters of credit under our credit facilities;

•	the ability of our subsidiaries to pay dividends to us;

•

the potential effect of regulatory developments in the jurisdictions in which we operate, including those which could impact the financial markets or increase our business costs and required capital levels;

•	changes in regulation or laws applicable to us or our subsidiaries, brokers or customers;

•	acceptance of our products and services, including new products and services;

•	changes in the availability, cost or quality of reinsurance;

•	changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•	loss of key personnel;

•	changes in accounting policies or practices or the application thereof;

•

legislative or regulatory developments including, but not limited to, changes in regulatory capital balances that must be maintained by our operating subsidiaries and governmental actions for the purpose of stabilizing the financial markets;

•	the effects of mergers, acquisitions and divestitures;

•	developments related to bankruptcies of companies insofar as they affect property and casualty insurance and reinsurance coverages or claims that we may have as a counterparty;

•	changes in general economic conditions, including changes in interest rates, credit spreads, foreign currency exchange rates and other factors;

•	changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof;

•	the effects of business disruption or economic contraction due to war, terrorism or other hostilities; and

•	the other factors set forth in the documents incorporated by reference, which are on file with the SEC.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table shows the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends of XL Group and its subsidiaries for each of the periods indicated:

	(Unaudited) Six Months Ended June 30, 2011(1)	Fiscal Year Ended December 31
		2010(1)	2009(1)	2008(1)	2007(1)	2006(1)
Ratio of earnings to fixed charges	—(2)	4.6x	2.3x	—(3)	3.1x	4.0x
Ratio of earnings to combined fixed charges and preference dividends	—(2)	3.5x	1.7x	—(3)	2.8x	3.7x

(1)

We computed the foregoing ratios by dividing (a) income from continuing operations before income taxes, non-controlling interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges, by (b) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), an estimate of the interest within rental expense and accretion of deposit liability transactions.

(2)	For the six months ended June 30, 2011, earnings were insufficient to cover fixed charges by $70.3 million and combined fixed charges and preference dividends by $105.9 million.

(3)	For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $259.9 million and combined fixed charges and preference dividends by $338.5 million.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

XL Group may offer from time to time under this prospectus, separately or together:

•	ordinary shares;

•	preference shares;

•	unsecured senior or subordinated debt securities;

•	warrants to purchase ordinary shares of XL Group;

•	ordinary share purchase contracts; and

•

ordinary share purchase units, each representing ownership of one or more ordinary share purchase contracts and, as security for the holder’s obligation to purchase ordinary shares under the share purchase contract, any one or more of (1) debt securities of XL Group

(which may be senior or subordinated), (2) debt or equity obligations of third parties, including U.S. Treasury securities or (3) preference shares of XL Group.

XL-Cayman may offer from time to time under this prospectus unsecured senior or subordinated debt securities guaranteed by XL Group.

References to “XL Group,” “we,” “our” or “us” in “Description of XL Group Preference Shares,” “Description of XL Group Ordinary Shares,” “Description of XL Group Ordinary Share Warrants” and “Description of Debt Securities and Guarantees” refer solely to XL Group plc and not its subsidiaries. References to “XL-Cayman” in “Description of Debt Securities and Guarantees” refer solely to XL Group Ltd. and not its subsidiaries.

DESCRIPTION OF XL GROUP SHARE CAPITAL

Our authorized share capital is US$9,999,900 divided into 500,000,000 ordinary shares with a nominal value of $0.01 per share, and 499,990,000 undesignated shares with a nominal value of $0.01 per share. As of September 23, 2011, we had 320,517,493 issued and outstanding ordinary shares and no other issued and outstanding shares. All issued and outstanding shares are fully paid and nonassessable.

Our authorized share capital also includes an additional €40,000 divided into 40,000 subscriber shares with a nominal value of €1 per share; these shares were issued in connection with our formation and are no longer outstanding.

We have the authority, pursuant to our articles of association, to increase our authorized but unissued share capital by ordinary resolution by creating additional XL Group shares of any class or series. An “ordinary resolution” of XL Group requires more than 50% of the votes cast in person or by proxy at a shareholders’ meeting by shareholders entitled to vote at that meeting.

As a matter of Irish law, the board of directors of a company may issue authorized but unissued new shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, our articles of association authorize the board of directors to issue new shares up to the amount of our authorized but unissued share capital without shareholder approval through June 30, 2015. We expect to seek to renew such general authority at an annual general meeting before that date.

Our articles of association authorize our board of directors, without shareholder approval, to determine the terms of the undesignated shares issued by us. Our board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of ordinary shares or other classes or series of shares and to establish the characteristics of each such other class or series, including the number of shares and their preferred, deferred or other special rights and privileges or limitations, conditions and restrictions, whether in regard to dividend, voting, return of capital, conversion, redemption or otherwise.

DESCRIPTION OF XL GROUP PREFERENCE SHARES

General

We are authorized to issue up to 999,990,000 shares, consisting of 500,000,000 ordinary shares with a nominal value of $0.01 per share and 499,990,000 undesignated shares with a nominal value of $0.01 per share. Without prejudice to any special rights previously conferred on the holders of existing shares, the board of directors has the power to issue shares with such preferred, deferred or other special rights and privileges or such limitations, conditions and restrictions, whether in regard to dividend, voting, return of capital, conversion, redemption or otherwise as the board of directors may from time to time determine.

The following is a description of certain general terms and provisions of the shares that, following appropriate resolutions of the board of directors, we may issue with preferred rights

(“preference shares”). The particular terms of any class or series of preference shares will be described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference shares; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

The following description of our preference shares is a summary. You should refer to the provisions of our memorandum of association, our articles of association and the terms of each class or series of the preference shares that will be filed with the SEC at or prior to the time of issuance of such class or series of the preference shares and described in the applicable prospectus supplement. Rights under the preference shares are subject to the Irish Companies Act (the “ICA”), as described in this prospectus.

Terms

The terms of each series of preference shares will be described in any prospectus supplement related to such class or series of preference shares.

The board of directors in approving the issuance of a class or series of preference shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:

•	whether dividends on that class or series of preference shares will be cumulative or non-cumulative;

•

the dividend rate and rights in respect of dividends on the preference shares of that class or series and whether the dividend rate is subject to reset (up to a specified maximum) under certain circumstances described, if applicable, in such prospectus supplement;

•	the liquidation preference per share of that class or series of preference shares, if any;

•	the voting powers, if any, of the preference shares of that class or series;

•	any redemption and sinking fund provisions applicable to that class or series of preference shares;

•	any conversion provisions applicable to that class or series of preference shares; and

•	the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference shares.

Dividends

Holders of preference shares will be entitled to receive out of distributable profits of XL Group, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference shares unless full dividends for all classes or series of preference shares which have the same rank as, or rank senior to, such class or series of preference shares (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference shares and on each other class or series of preference shares having the same rank as, or ranking senior to, that class or series of preference shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference shares and the other preference shares bear to each other. In addition, generally, unless all dividends on the preference shares have been paid, no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

For a discussion of limitations on funds available to us for the payment of dividends, see “Description of XL Group Ordinary Shares—Dividend Rights.”

Voting Rights

The holders of the preference shares shall not, except as required by law or as set forth in the applicable prospectus supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders. On any matters on which the holders of the preference shares shall be entitled to vote, they shall be entitled to one vote for each share held.

Unless otherwise stated in the applicable prospectus supplement, if six or more full quarterly dividends (whether consecutive or not) on any series of preference shares shall be in arrears, then during such period, which we refer to herein as the “voting period,” the holders of a majority of the outstanding preference shares of all series so in arrears and having such right represented in person or by proxy at any meeting of our shareholders held for the election of directors during such voting period shall be entitled, as a class, to the exclusion of the holders of all other classes of our shares, to elect two of our directors, each preference share entitling the holder thereof to one vote.

Any director who shall have been elected by holders of preference shares, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding preference shares of all series given at a special meeting of such shareholders called for the purpose. Any vacancy thereby created may be filled during such voting period by the holders of preference shares of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preference shares, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preference shares. At the end of the voting period, the holders of preference shares of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preference shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.

In addition, certain transactions that would vary the rights of the holders of any series of outstanding preference shares cannot be made without the approval of a special resolution in writing by the holders of 100% of such series or the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of the holders of such series, subject to any requirements of Irish law.

Ranking

The preference shares will rank senior to our ordinary shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up of XL Group. Without the requisite vote of holders of the preference shares, as described above under “—Voting Rights,” no class or series of capital shares can be created ranking senior to the preference shares as to dividend rights or liquidation preference.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of preference shares of each series are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of ordinary shares or any other class or series of our capital shares (including any preferred shares) which is junior as to liquidation rights to our preference shares of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding-up, the amounts payable with respect to our preference shares of such series and any of our other preference shares ranking as to any such distribution on a parity with our preference shares of such series are not paid in full, the holders of our preference shares of such series and of such of our other preference shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preference shares will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation or merger with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding-up of XL Group.

Redemption Provisions

The preference shares of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.

Conversion and Exchange Rights

The preference shares, if convertible, will only be convertible into our ordinary shares, and will not be convertible into or exchangeable for securities of a third party. The terms and conditions, if any, upon which any series of our preference shares is convertible into ordinary shares or exchangeable into debt securities will be set forth in the applicable prospectus supplement relating to such series of preference shares. Such terms will include:

(1)	in the case of any series of preference shares that is convertible into ordinary shares:

(a)	the number of ordinary shares into which preference shares of such series are convertible;

(b)	the conversion price (or manner of calculation thereof);

(c)	the conversion period;

(d)

provisions as to whether conversion will be at the option of the holders of such series of preference shares, at our option or automatic (upon a specified date or upon the occurrence of a specified event);

(e)	the events requiring an adjustment of the conversion price; and

(f)	provisions affecting conversion in the event of the redemption of such series of preference shares; and

(2)	in the case of any series of preference shares that is exchangeable into debt securities:

(a)	the principal amount of debt securities into which preference shares of such series are exchangeable;

(b)	the exchange period; and

(c)

provisions as to whether the exchange will be at the option of the holders of such series of preference shares, at our option or automatic (upon a specified date or upon the occurrence of a specified event).

Any exchange of preference shares into debt securities will be carried out in a manner described in the applicable prospectus supplement and may be accomplished through a redemption of the preference shares and issuance of new debt securities if so specified.

Miscellaneous

Our preference shares will have no preemptive rights. All of our preference shares, upon payment in full therefor, will be fully paid and nonassessable.

DESCRIPTION OF XL GROUP ORDINARY SHARES

General

The following description of our ordinary shares is a summary. You should refer to the provisions of our memorandum of association and our articles of association. Rights under the ordinary shares are subject to the ICA, as described in this prospectus.

Voting

Holders of ordinary shares vote on all matters submitted to a vote of shareholders and are entitled to one vote per share, except that if, and for so long as, the votes conferred by the XL Group Controlled Shares (as defined below) of any person constitute 10% or more of the votes conferred by the issued shares of XL Group, the voting rights with respect to the XL Group Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in our articles of association. “XL Group Controlled Shares” of a person (as defined in our articles of association) include (1) all our shares owned directly, indirectly or constructively by that person (within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended) and (2) all our shares owned directly, indirectly or constructively by that person or any “group” of which that person is a part, within the meaning of Section 13(d)(3) of the Exchange Act.

All votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in XL Group’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with our articles of association. Our articles of association provide that the board of directors may permit the appointment of proxies by the shareholders to be notified to XL Group electronically.

In accordance with our articles of association, the board of directors may from time to time cause XL Group to issue preference or any other class or series of shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).

Treasury shares and shares of XL Group held by subsidiaries of XL Group will not entitle their holders to vote at general meetings of shareholders.

Except where a greater majority is required by Irish law or our articles of association, any question proposed for consideration at any general meeting of XL Group or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting. Irish law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A “special resolution” of XL Group requires not less than 75% of the votes cast by shareholders at a meeting of shareholders. Examples of matters requiring special resolutions include:

•	Amending the objects of XL Group set forth in our memorandum of association;

•	Amending our articles of association;

•	Approving a change of name of XL Group;

•

Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person of a director (which generally includes a family member or business partner of the director and any entity controlled by the director);

•	Opting out of preemption rights on the issuance of new shares;

•	Re-registration of XL Group from a public limited company to a private company;

•	Purchase of our own shares off-market;

•	Reduction of issued share capital;

•	Resolving that XL Group be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes;

•	Setting the re-issue price of treasury shares; and

•	Mergers with companies incorporated in the European Economic Area.

Variation of any special rights attached to any class or series of our issued shares (including ordinary shares) must, in accordance with our articles of association, be approved by (1) a resolution of the shareholders of the class or series affected, passed by the affirmative vote of the holders of two- thirds of the shares of that class or series voted at a meeting of that class or series or (2) the written consent of all the shareholders of that class or series (subject to Irish law). In the case of a meeting to vary the rights of any class or series of shares, Irish law provides that the necessary quorum is the presence, in person or by proxy, of at least two shareholders representing one-third in nominal value (or, at an adjourned meeting, at least one shareholder representing any amount of nominal value) of the relevant class. Every shareholder of the affected class or series will have one vote for each share of such class or series that he or she holds as of the record date for the meeting except that if, and for so long as, the votes conferred by the XL Group Controlled Shares (as defined above under “—Voting”) of any person constitute 10% or more of the votes conferred by the issued shares of the relevant class or series, the voting rights with respect to the XL Group Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in our articles of association.

Dividend Rights

Subject to the ICA and any rights and restrictions of any other class or series of shares, including our preference shares, the board of directors may from time to time declare dividends on the shares issued and authorize payment of the dividends out of our distributable reserves (as described below) in accordance with the ICA. The board of directors may, subject to applicable provisions of the ICA, declare that any dividend be paid wholly or partly by the distribution of our shares and/or specific assets.

No dividends on the shares issued will be declared by our board of directors, or paid or set apart for payment by us, at any time during which the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, or Irish law prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or not be permitted thereunder. No dividends on the shares issued will be declared or paid or set apart for payment if prohibited by law or regulation.

Irish law provides that no dividend shall be payable except out of our distributable reserves and in accordance with Irish law. In addition, our directors are, as a matter of prudence, required to ensure that any dividend declared or paid is not of an amount that reduces our reserves to a level that is not sufficient to meet the reserve requirements of our business.

Under Irish law, distributable reserves, broadly, means the accumulated realized profits of XL Group less accumulated realized losses of XL Group on a standalone basis. In addition, no dividend or distribution may be made unless the net assets of XL Group are not less than the aggregate of XL Group’s share capital, plus undistributable reserves, and the distribution does not reduce XL Group’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which XL Group’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed XL Group’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of XL Group. The “relevant accounts” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the ICA, which give a “true and fair view” of XL Group’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. These “relevant accounts” must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Our articles of association authorize our board of directors to declare such dividends as appear justified from the profits of XL Group without the approval of the shareholders. The dividends can be declared and paid in the form of cash or non-cash assets, subject to applicable law. XL Group may pay dividends in any currency but intends to do so in U.S. dollars. Our board of directors may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to XL Group in respect of shares of the company.

Rights upon Liquidation

Upon our liquidation, after the payments to be made in accordance with the ICA and the full amounts that holders of any issued shares ranking senior to the ordinary shares, including our preference shares, as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, our articles of association provide that the method by which any remaining assets available for distribution to the holders of ordinary shares will be distributed shall be determined by the liquidator, subject to a special resolution by the shareholders. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with us. The assets received by the holders of ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

Incentive Equity Plans

We maintain the 1991 Performance Incentive Program (the “1991 Program”), which provides for grants of non-qualified or incentive stock options, restricted stock awards, restricted stock units, performance shares, performance units and stock appreciation rights (“SARs”) to our employees and directors. The plan is administered by the compensation committee of our board of directors or another committee designated by the board of directors (the “Compensation Committee”). Options may be granted with or without SARs. No SARs have been granted to date. Grant prices are established at the fair market value of our ordinary shares at the date of grant. Options and SARs have a life of not longer than 10 years and vest as set forth at the time of grant.

Restricted stock awards issued under the 1991 Program vest over such period as the Compensation Committee may approve. These awards contain certain restrictions, prior to vesting, relating to, among other things, forfeiture in the event of termination of employment and transferability. The award recipients generally have the rights and privileges of a shareholder as to the restricted stock, including the right to receive dividends and the right to vote such restricted stock.

In addition, we maintain the Performance Incentive Program for Employees (the “1999 Program”), which provides for grants of non-qualified options, restricted stock, performance shares and performance units to our employees who are not subject to the reporting requirements of Section 16(a) of the Exchange Act. The Compensation Committee administers the 1999 Program.

We also maintain the Directors Stock & Option Plan (the “Directors’ Plan”), which provides for grants of non-qualified options, restricted stock and restricted stock units to non-employee directors. The Directors’ Plan provides for automatic grants of options to purchase 5,000 shares to each non- employee director when he or she is first elected to our board of directors and annual automatic grants of options to purchase an amount of shares, as determined by our board of directors, to each non-employee director in office immediately following our annual meeting. The exercise price per share of each of the options is equal to the fair market value of our ordinary shares at the date of grant. All options vest immediately on the grant date, and they expire ten years after the date of grant. Discretionary option grants and discretionary grants of restricted stock and restricted stock units to non- employee directors also may be made under the Director’s Plan. Prior to January 1, 2009, share units were credited to the account of each non-employee director (collectively, “Retainer Share Units”) in an amount equal to the non-employee director’s retainer fee divided by the fair market value of our ordinary shares on the date such Retainer Share Units were to have been credited. Benefits under the Directors’ Plan are distributed in the form of our ordinary shares for each Retainer Share Unit awarded following retirement or termination of a non-employee director’s service on our board of directors. Such shares are received either in a lump sum on the date of a non-employee director’s retirement or termination or over a period not to exceed five years, as elected in advance by each non-employee director. Subsequent to January 1, 2009, non-employee directors did not receive such Retainer Share Units as a result of the addition of Section 457A to the U.S. Internal Revenue Code of 1986, as amended.

During the years ended December 31, 2010, 2009 and 2008, we granted 1,022,686, 1,269,500 and 5,889,000 options, respectively, to purchase our ordinary shares to our directors and employees related to our incentive equity plans. During the years ended December 31, 2010, 2009 and 2008, we granted 62,577, 146,895 and 1,349,620 shares, respectively, of our restricted stock to our directors and employees related to incentive equity plans.

Classified Board

Our board of directors is divided into three classes that are elected for staggered three-year terms (starting from the date of their last appointment as directors of our predecessor registrant, XL Capital Ltd, which is now known as XL Group Ltd.). A director may be removed without cause by the shareholders by ordinary resolution (representing a majority of the total voting power) subject to compliance with specific provisions of the ICA, including in relation to notice and the relevant director having audience at the relevant shareholder meeting.

Preemptive Rights

Under Irish law, in the absence of the contrary provisions in our articles of association, certain statutory preemption rights would apply automatically in favor of XL Group ordinary shareholders when XL Group shares are issued for cash. However, we have opted out of these preemption rights in our articles of association as permitted under Irish law. Irish law requires this opt-out to be renewed at least every five years by a special resolution of the shareholders. A “special resolution” requires not less than 75% of the votes cast by XL Group shareholders at a meeting of shareholders. We expect that we will seek renewal of the opt-out at an annual general meeting prior to the expiration of the current opt-out on June 30, 2015. If the opt-out expires and is not renewed, shares issued for cash must be offered to pre-existing ordinary shareholders of XL Group pro rata to their existing shareholding before the shares can be issued to any new shareholders or pre-existing shareholders in an amount greater than their pro rata entitlements. The statutory preemption rights:

•	generally do not apply where shares are issued for non-cash consideration;

•

do not apply to the issuance of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any dividend and capital distribution, which are sometimes referred to as non-participating shares); and

•

do not apply to the issuance of shares pursuant to certain employee compensation plans (but the 1991 Program and the Directors’ Plan, both of which permit (or, in the case of the 1991 Program, permitted until April 2005) grants to non-employee directors, do not fit within this exception).

Fractional Shares

Irish law does not recognize fractional shares held of record. Accordingly, our articles of association do not provide for the issuance of fractional XL Group shares and the official register of XL Group will not reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of XL Group any shareholder would become entitled to fractions of a share, the board of directors may, on behalf of those shareholders, sell the shares representing the fractions and distribute the proceeds of sale among those shareholders (or, if those proceeds are less than an amount fixed by the board of directors, retain them for the benefit of the company). This ability of our board of directors to dispose of fractional shares is required in order to comply with the Irish law prohibition on fractional shares held of record.

DESCRIPTION OF XL GROUP ORDINARY SHARE WARRANTS

General

XL Group may issue ordinary share warrants independently or together with any securities offered by any prospectus supplement and such ordinary share warrants may be attached to or separate from such securities. Each series of ordinary share warrants will be issued under a separate warrant agreement to be entered into between XL Group and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the ordinary share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of ordinary share warrant certificates or beneficial owners of ordinary share warrants.

The following summaries of certain provisions of the warrant agreement and ordinary share warrant certificate are not complete. You should look at the warrant agreement relating to, and the ordinary share warrant certificate representing, a series of ordinary share warrants.

The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Ordinary share warrants for the purchase of ordinary shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

An applicable prospectus supplement will set forth and describe other specific terms regarding each series of ordinary share warrants offered hereby, including:

(1)	the offering price;

(2)	the number of ordinary shares purchasable upon exercise of each such ordinary share warrant and the price at which such number of ordinary shares may be purchased upon such exercise;

(3)	the date on which the right to exercise such ordinary share warrants shall commence and the date on which such right shall expire; and

(4)	any other terms of such ordinary share warrants.

Exercise of Ordinary Share Warrants

Each ordinary share warrant will entitle the holder thereof to purchase such ordinary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered ordinary share warrants. After the close of business on the expiration date of each ordinary share warrant or such later date to which such expiration date may be extended by us, unexercised ordinary share warrants will become void.

Ordinary share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the ordinary shares purchasable upon such exercise, together with certain information set forth on the reverse side of the ordinary share warrant certificate. Upon receipt of such payment and the ordinary share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the ordinary shares purchasable upon such exercise. If fewer than all of the ordinary share warrants represented by such ordinary share certificate are exercised, a new ordinary share warrant certificate will be issued for the remaining amount of ordinary share warrants.

Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of ordinary share warrants may be amended or supplemented without the consent of the holders of the ordinary share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the ordinary share warrants and that do not adversely affect the interests of the holders of the ordinary share warrants.

Ordinary Share Warrant Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant are subject to adjustment in certain events, including:

(1)	the issuance of ordinary shares as a dividend or distribution on the ordinary shares;

(2)	certain subdivisions and combinations of the ordinary shares;

(3)

the issuance to all holders of ordinary shares of certain rights or warrants entitling them to subscribe for or purchase ordinary shares at less than the current market value, as defined in the applicable warrant agreement for such series of ordinary share warrants; and

(4)	the distribution to all holders of ordinary shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

No adjustment in the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will not be adjusted for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares, or securities carrying the right to purchase any of the foregoing.

In the case of:

(1)	a redesignation of the ordinary shares;

(2)	certain consolidation or merger events involving us; or

(3)	a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety;

in each case as a result of which holders of our ordinary shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such ordinary shares, the holders of the ordinary share warrants then outstanding will be entitled thereafter to convert such ordinary share warrants into the kind and amount of ordinary shares and other securities or property which they would have received upon such redesignation, consolidation, merger, sale or conveyance had such ordinary share warrants been exercised immediately prior to such redesignation, consolidation, merger, sale or conveyance.

DESCRIPTION OF XL GROUP ORDINARY SHARE PURCHASE CONTRACTS AND ORDINARY SHARE PURCHASE UNITS

XL Group may issue ordinary share purchase contracts, representing contracts obligating holders to purchase from XL Group and obligating XL Group to sell to the holders, or holders to sell to XL Group and XL Group to purchase from the holders, to the extent permitted by the ICA, a fixed or varying number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the ordinary share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the ordinary share purchase contracts. Any ordinary share purchase contract may include anti-dilution provisions to adjust the number of ordinary shares to be delivered pursuant to such ordinary share purchase contract upon the occurrence of certain events.

The ordinary share purchase contracts may be entered into separately or as a part of ordinary share purchase units consisting of one or more ordinary share purchase contracts and any one or more of:

(1)	debt securities of XL Group (which may be senior or subordinated);

(2)	preference shares of XL Group; or

(3)	debt or equity obligations of third parties, including U.S. Treasury securities.

The ordinary share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid ordinary share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original ordinary share purchase contract. Any one or more of the above securities, ordinary shares or the ordinary share purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the ordinary shares under the ordinary share purchase contracts. The ordinary share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of ordinary shares deliverable by such holders under ordinary share purchase contracts requiring the holders to sell ordinary shares to XL Group. The terms of any payments provided for under the ordinary share purchase units will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any ordinary share purchase contracts or ordinary share purchase units and, if applicable, prepaid ordinary share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the ordinary share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such ordinary share purchase contracts or ordinary share purchase units and (3) if applicable, the prepaid ordinary share purchase contracts and the document pursuant to which such prepaid ordinary share purchase contracts will be issued.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

XL Group and/or XL-Cayman each, for purposes of this section, an “Issuer” may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Any senior debt securities or subordinated debt securities issued by XL Group will be issued pursuant to a senior indenture or a subordinated indenture, respectively, in each case between XL Group and a trustee qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Any senior debt securities or subordinated debt securities issued by XL-Cayman will be issued pursuant to a senior indenture or a subordinated indenture, respectively, in each case, among XL-Cayman, XL Group and a trustee qualified under the Trust Indenture Act. Such indentures are subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” The trustee under any indenture is referred to as the “trustee.” Each indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture provides that the specific terms of any series of debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series, and executed by the same parties that are parties to the relevant indenture. All senior debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL Group. See “Description of Debt Securities and Guarantees—Guarantees.”

The statements made below relating to the debt securities and the indentures are summaries of the material provisions thereof and are subject to, and are qualified by reference to, the provisions of the applicable indenture (including the guarantee provisions contained therein in the case of the XL- Cayman indenture) and any applicable U.S. federal income tax and Irish law considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

The debt securities will be unsecured obligations of the applicable Issuer.

The senior debt securities will rank equal in right of payment with all other unsecured and unsubordinated indebtedness of the applicable Issuer.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness, which is defined in the section called “—Ranking of Debt Securities” below of the applicable Issuer.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)

the Issuer of such debt securities, the title of such debt securities, whether such debt securities are offered pursuant to a medium term notes program, and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

(2)	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)

the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible or exchangeable or the method by which any such portion shall be determined;

(4)

if convertible or exchangeable for other securities, the terms on which such debt securities are convertible or exchangeable, including the initial conversion or exchange price, the conversion or exchange period, any events requiring an adjustment of the applicable conversion or exchange price and any requirements relating to the reservation of securities for purposes of conversion in the case of convertible securities;

(5)	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(6)

the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of ordinary shares below certain levels for a minimum period of time);

(7)

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)

the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the applicable Issuer in respect of such debt securities and the applicable indenture may be served;

(9)

the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the Issuer’s option;

(10)

the Issuer’s obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(11)

if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)

whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)

whether the principal of or interest, if any, on the debt securities of the series is to be payable, at the Issuer’s election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(14)	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

(15)

any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(16)

whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

(17)	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

(18)	if exchangeable into another series of debt securities of XL Group or XL-Cayman, the terms on which such debt securities are exchangeable; and

(19)	any other terms of the series of debt securities and any additions to the applicable indenture.

If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all U.S. federal income tax considerations will be described in the applicable prospectus supplement.

Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit either Issuer’s ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving either Issuer, including a highly leveraged transaction involving either Issuer or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Payment of principal, premium, if any, and interest on any senior debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL Group and each such guarantee will be an unsecured and unsubordinated obligation of XL Group and will rank equal with all of the XL Group’s future unsubordinated debt. Payment of principal, premium, if any, and interest on any subordinated debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL Group and each such guarantee will rank subordinate in right of payment to the senior indebtedness of XL Group. XL Group’s obligations under the guarantees will be irrespective of:

•	any lack of validity or enforceability of any agreement or instrument relating to the debt securities;

•

any change in the time, manner or place of payment under, or in any other term in respect of, all or any debt securities, or any other amendment or waiver of or consent to any departure from any other agreement relating the debt securities;

•

any increase in, addition to, exchange or release of, or nonperfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any debt securities;

•	any other circumstance that might otherwise constitute a defense available to, or a discharge of, XL-Cayman in respect of the debt securities;

•	the absence of any action on the part of the trustee to obtain payment under the debt securities or the indenture from XL-Cayman;

•

any insolvency, bankruptcy, reorganization or dissolution, or any similar proceeding of or in respect of XL-Cayman, including, without limitation, rejection of the debt securities in such bankruptcy; or

•

the absence of notice or any delay in any action to enforce any provision of the debt securities or the indenture or to exercise any right or remedy against the guarantor or XL-Cayman, whether under the indenture, the debt securities or any agreement or any indulgence, compromise or extension granted.

Notwithstanding the above, XL Group will not waive any defense that would be available to XL-Cayman based on a breach, default or misrepresentation by the trustee, or failure of any condition to XL-Cayman’s obligations under the indenture or the illegality of any provision of the indenture.

Each guarantee by XL Group will remain in full force and effect and will be binding on XL Group until the entire principal amount, all interest and any premium on the related debt securities have been paid in full or otherwise discharged in accordance with the terms of the applicable governing indenture. The trustee has the right to proceed first and directly against XL Group, without first proceeding against XL-Cayman or exhausting any other remedies it may have, in the event of default of performance by XL-Cayman under the applicable indenture.

Denomination, Interest, Registration and Transfer

The applicable Issuer will issue the debt securities of each series only in registered form, without coupons, in minimum denominations of $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the applicable Issuer’s option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•

will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by the Issuer for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by the Issuer for such purpose.

No service charge will be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. XL Group or XL-Cayman may act as registrar and may change any registrar without notice.

Certain Covenants

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Provisions Applicable to All Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, all debt securities will include the provisions described below.

XL Group may not (1) consolidate with or merge with or into any other person (other than XL-Cayman) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than XL-Cayman), (2) permit any person (other than XL-Cayman) to consolidate with or merge into it or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to it unless:

•

in the case of (1) and (2) above, if XL Group is not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and (1) in the case of debt securities issued by XL Group, the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of its other covenants under the applicable indenture or (2) in the case of debt securities issued by XL-Cayman, the surviving person assumes XL Group’s obligations under the related guarantee; and

•

immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event that, after notice or lapse of time or both, would become an event of default under the applicable indenture, will have occurred and be continuing.

Additional Provisions Applicable to XL-Cayman Debt Securities Only

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and subordinated debt securities issued by XL-Cayman will include the provisions described below.

XL-Cayman may not (1) consolidate with or merge with or into any other person (other than XL Group) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than XL Group), (2) permit any person (other than XL Group) to consolidate with or merge into it or (3) permit any person (other than XL Group) to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to it, unless:

•

in the case of (1) and (2) above, if XL-Cayman is not the surviving person, such surviving person is a corporation organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and the surviving person assumes the due and punctual payment pursuant to the debt securities and the applicable indenture and the performance of its other covenants and obligations under the applicable indenture and the debt securities; and

•

immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event that, after notice or lapse of time or both, would become an event of default under the applicable indenture, shall have occurred and be continuing.

Reporting by the Issuer

Under the applicable indenture, the applicable Issuer will be required to file with the trustee, within 15 days after it is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which such Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If the applicable Issuer is not required to file information, documents or reports pursuant to either of said sections of the Exchange Act, then it shall file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. The applicable Issuer will be also required to file with the trustee and the SEC such additional information, documents and reports with respect to compliance by such Issuer (in the case of debt securities issued by XL-Cayman, by XL- Cayman and XL Group) with the conditions and covenants of the applicable indenture as may be required from time to time under the rules and regulations of the SEC. Notwithstanding the foregoing, in the case of debt securities issued by XL-Cayman, for so long as XL Group remains a guarantor under the applicable indenture, or if at any time any other direct or indirect parent company of XL-Cayman is a guarantor of its debt securities, the reports, information and other documents required to be filed and furnished may, at the option of XL-Cayman, be filed by and be those of XL Group or such other parent, as applicable, rather than XL-Cayman.

Ranking of Debt Securities

General

Each Issuer is a holding company with no direct operations or significant assets other than the capital stock of its subsidiaries. The subsidiaries of XL-Cayman generate substantially all of the Issuers’ operating income and cash flow. As a result, distributions and advances from XL-Cayman’s subsidiaries are the principal source of funds necessary to meet each Issuer’s debt service obligations. Contractual provisions or laws, as well as the financial condition and operating and regulatory requirements of XL-Cayman’s subsidiaries, may limit the relevant Issuer’s ability to obtain cash from XL- Cayman or XL-Cayman’s subsidiaries, as the case may be, that it requires to pay its debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by each Issuer’s subsidiaries, see Item 1 “Business—Regulation” included in XL Group’s Annual Report on Form 10- K for the year ended December 31, 2010, which is incorporated by reference in this prospectus. In addition, because each Issuer is a holding company, the debt securities and, in the case of debt securities issued by XL-Cayman, the related XL Group guarantees, will be structurally subordinated to the claims of creditors of the relevant Issuer’s subsidiaries on their assets and earnings.

Senior debt securities

The senior debt securities will be unsecured unsubordinated obligations of the applicable Issuer and will:

•	rank equal in right of payment with all other unsecured and unsubordinated indebtedness of the applicable Issuer;

•	be effectively subordinated in right of payment to all secured indebtedness of the applicable Issuer to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all indebtedness and mandatorily redeemable preferred stock of the applicable Issuer’s subsidiaries (because each Issuer is a holding company).

Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preference shares which may be issued by either Issuer or their subsidiaries.

Subordinated debt securities

The subordinated debt securities will be the applicable Issuer’s unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of the applicable Issuer’s senior indebtedness. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the applicable Issuer or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by the applicable Issuer or any other person on the applicable Issuer’s behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a “default notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the “blockage period”), neither the applicable Issuer nor any other person on the applicable Issuer’s behalf shall:

(1)	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2)	acquire any of the subordinated debt securities for cash, property or otherwise.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

The subordinated indentures do not, and any supplemental subordinated indenture will not, restrict the amount of the applicable Issuer’s or the applicable Issuer’s subsidiaries’ senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of the applicable Issuer’s insolvency, holders of the subordinated debt securities may recover ratably less than the applicable Issuer’s general creditors.

“senior indebtedness,” unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to the applicable Issuer,

(1)

the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) the applicable Issuer’s indebtedness for money borrowed and (B) the applicable Issuer’s indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the applicable Issuer, including any such securities issued under any deed, indenture or other instrument to which the applicable Issuer is a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2)	all of the applicable Issuer’s capital lease obligations;

(3)

all of the applicable Issuer’s obligations issued or assumed as the deferred purchase price of property, all of the applicable Issuer’s conditional sale obligations, all of the applicable Issuer’s hedging agreements and agreements of a similar nature thereto and all of the applicable Issuer’s agreements relating to any such agreements, and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all of the applicable Issuer’s obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which the applicable Issuer is responsible or liable as obligor, guarantor or otherwise;

(6)

all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of the applicable Issuer’s property or assets (whether or not such obligation is assumed by the applicable Issuer); and

(7)

any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable supplemental indenture or thereafter incurred;

except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

Discharge and Defeasance

Under the terms of the indentures, the applicable Issuer will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt security certificates or other title documents, maintain paying agencies and hold moneys for payment in trust) and, in the case of debt securities issued by XL-Cayman, XL Group will be discharged from any and all obligations in respect of the related guarantee and applicable indenture if:

(1)

the applicable Issuer delivers all outstanding debt securities of such series to the trustee for cancellation and pays all sums payable by the applicable Issuer under such debt securities and the indenture with respect to such series; or

(2)

such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the applicable Issuer deposits with the debt securities trustee, in trust:

(a)

in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

(b)

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, the applicable Issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants in the applicable indenture (and in the case of securities issued by XL-Cayman, to release XL Group from its obligations under equivalent covenants), and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

(1)

by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by the applicable Issuer under such debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over the applicable Issuer’s other creditors; and

(3)	after giving notice to the trustee of the applicable Issuer’s intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent:

(a)	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

(b)

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

(1)

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the applicable Issuer is a party or by which the applicable Issuer is bound;

(2)

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to the applicable Issuer will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)

the applicable Issuer has delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the applicable Issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

In the event the applicable Issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

The applicable Issuer (and, in the case of debt securities issued by XL-Cayman, XL Group), when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

(2)	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

(3)	change the currency of payment of principal of or interest on the debt securities;

(4)	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(6)	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)	in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

(8)	in the case of any convertible or exchangeable debt securities, adversely affect the right to convert or exchange such debt securities in accordance with the provisions of the applicable indenture;

(9)	in the case of debt securities issued by XL-Cayman, release the guarantor from any of its obligations under the related guarantee, except in accordance with the terms of the applicable indenture;

(10)

modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities or, in the case of debt securities issued by XL-Cayman, affecting the related guarantee, in each case in a manner which adversely affects the holders of such senior debt securities; or

(11)	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the applicable Issuer with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

(1)

without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

(2)

only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

The applicable Issuer (and, in the case of debt securities issued by XL-Cayman, XL Group), when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to make any change that does not, in the good faith opinion of the board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect, provided that any amendment or supplement conforming the indenture, as applied to a series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which they were initially sold shall be deemed not to adversely affect the interests of holders of such debt securities;

•

to provide for the assumption of the Issuer’s (or, in the case of debt securities issued by XL-Cayman, XL-Cayman’s or XL Group’s) obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•

to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers the Issuer (or, in the case of debt securities issued by XL-Cayman, XL-Cayman or XL Group) has under the applicable indenture;

•

to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•

to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of debt securities issued hereunder:

(1)

the applicable Issuer’s failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

(2)

the applicable Issuer’s failure to perform, or breach of, any material covenant, warranty or agreement contained in the debt securities of such series or the indenture relating to such series (other than those relating solely to another series of debt securities) for 60 days after a notice of default;

(3)	certain events of bankruptcy, insolvency or reorganization with respect to XL Group or XL-Cayman; and

(4)

in the case of XL-Cayman debt securities, the related guarantee by XL Group being declared null and void in a judicial proceeding or ceasing to be in full force and effect, or XL Group denying or disaffirming its guarantee other than by reason of the termination of the indenture or the release of such guarantee in accordance with the indenture.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. The applicable Issuer shall certify to the trustee quarterly as to whether any default exists.

In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to the applicable Issuer (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities of any series will be convertible or exchangeable for other securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities, at the applicable Issuer’s option or automatic (upon a specified date or upon the occurrence of a specified event), the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

The Trustee

The trustee for each series of debt securities will be specified in the prospectus supplement relating to such series. Each indenture contains certain limitations on the right of the trustee, as creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

The trustee may resign at any time with respect to each series of debt securities by giving written notice thereof to the applicable Issuer. The trustee may be removed at any time, upon a 30 day’s notice, with respect to each series of debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to the applicable Issuer. In addition, the applicable Issuer may also remove the trustee with or without cause if the applicable Issuer so notifies the trustee 30 days in advance and if no default occurs or is continuing during the 30-day period.

Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

The indentures and the debt securities are governed by the laws of the State of New York, without giving effect to principles of conflicts of laws of such State.

Global Securities; Book-Entry System

XL Group or XL-Cayman, as the case may be, may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (“DTC”), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither the applicable Issuer nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder.

Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, the applicable Issuer and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the applicable Issuer nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed by lot. None of the applicable Issuer, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither the applicable Issuer nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the applicable Issuer within 90 days, the applicable Issuer will issue individual debt securities in exchange for the global security representing such debt securities.

All moneys paid by the applicable Issuer to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the applicable Issuer and the holder of such debt security thereafter may look only to the applicable Issuer for payment thereof.

PLAN OF DISTRIBUTION

XL Group and XL-Cayman may sell the securities in any of the following ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; (3) through agents; or (4) through any other method permitted by applicable law. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Underwriters or agents in any distribution relating to an at-the-market offering of the securities will be named in the relevant prospectus supplement.

In the event that an underwriter or agent acts as principal, or a broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of those securities may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, to the extent permitted by law we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

In addition, to the extent permitted by law we may enter into derivative or other hedging transactions with financial institutions or other third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. These financial institutions or third parties may in turn engage in sales of the securities covered by this prospectus to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle such sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related borrowings of shares and to close out any related short positions. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan, pledge or grant a security interest in some or all of the securities covered by this prospectus and the applicable prospectus supplement to third parties to support a derivative or hedging position or other obligation, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to XL Group or XL-Cayman from such sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold directly by XL Group and/or XL-Cayman or through agents designated by XL Group and/or XL-Cayman from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by XL Group and/or XL-Cayman to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are utilized in the sale of any securities, XL Group and/or XL-Cayman will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as XL Group’s or XL-Cayman’s agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with XL Group or XL-Cayman and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, XL Group or XL-Cayman will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from XL Group or XL- Cayman at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with XL Group or XL-Cayman, to indemnification by XL Group or XL-Cayman against certain civil liabilities, including liabilities under the Securities Act or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, XL Group and/or XL-Cayman in the ordinary course of business.

Each series of securities will be a new issue and, other than the ordinary shares, which are listed on the New York Stock Exchange and the Bermuda Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters with respect to the securities under the laws of Ireland will be passed upon for XL Group by A&L Goodbody, Dublin, Ireland. Certain legal matters with respect to the securities under the laws of the Cayman Islands will be passed upon for XL-Cayman by Maples and Calder, Grand Cayman, Cayman Islands.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to XL Group’s Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

XL Group is an Irish public limited company. XL-Cayman is a Cayman Islands exempted company. In addition, some of their respective officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL Group, XL-Cayman or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL Group or XL-Cayman with process in the United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, its United States agent appointed for that purpose.

XL Group has been advised by A&L Goodbody, its Irish counsel, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	the judgment must be for a definite sum;

•	the judgment must be final and conclusive; and

•	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the procedural rules of the court issuing the foreign judgment have not been observed, if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

An Irish court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to the enforceability in Ireland, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon United States federal securities laws. Certain remedies available under the United States federal securities laws may not be enforced by Irish Courts if deemed to be contrary to public policy in Ireland.

XL-Cayman has been advised by Maples and Calder, its Cayman Islands counsel, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the United States (or any political subdivision thereof), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to the enforceability in the Cayman Islands, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement and there are grounds upon which the Cayman Islands courts may choose not to enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to public policy of the Cayman Islands.

XL Group plc

Ordinary Shares
Preference Shares
Debt Securities
Ordinary Share Warrants
Ordinary Share Purchase Contracts
Ordinary Share Purchase Units
Guarantees of XL Group Ltd. Debt Securities

XL Group Ltd.

Debt Securities
Fully and Unconditionally Guaranteed by XL Group plc

September 27, 2011

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be incurred by the Registrants in connection with the distribution of securities registered hereunder. All fees and expenses other than the SEC registration fee are estimated.

Amount to be paid
SEC registration fee	$(1)
Stock exchange listing fees	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Blue Sky fees and expenses	(2)
Trustee and transfer agent fees	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	Fees are being deferred pursuant to Rules 456(b) and 457(r).

(2)

The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

XL Group

XL Group’s articles of association confer an indemnity on its directors and officers that is substantially the same as the indemnity that was contained in the articles of association of its predecessor registrant, XL Capital Ltd (which is now known as XL Group Ltd.), subject to the limitations imposed by the ICA. Broadly, the relevant provisions in XL Group’s articles of association provide for an indemnity for certain persons, including directors, the corporate secretary, committee members, persons holding executive or official positions with XL Group and employees, agents and persons acting in certain other capacities at the request of XL Group (“indemnified persons”) who are a party to actions, suits or proceedings against expenses and costs in connection with such actions, suits or proceedings if such indemnified person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of XL Group, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification is also excluded in circumstances where an indemnified person is adjudged liable for wilful neglect or default in performance of his duties unless a relevant court determines otherwise. Such indemnification is subject to board, shareholder or independent legal counsel approval in any given case and may include expense advancement in certain circumstances.

The ICA prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the ICA will be void, whether contained in its articles of association or any contract between the company and the director or corporate secretary. This restriction does not apply to executives who are not directors or the corporate secretary, or other persons who would not be considered “officers” within the meaning of that term under the ICA, of XL Group.

Additionally, XL Capital Ltd (which is now known as XL Group Ltd.) has entered into indemnification agreements (the “Indemnification Agreements”) with each of XL Group’s directors and its corporate secretary and a deed poll indemnity (the “Deed Poll”) as to other executives, directors and employees of XL Group (and its subsidiaries) who have not entered into an Indemnification Agreement. The Indemnification Agreements and Deed Poll provide that XL Group Ltd. will indemnify the indemnitees to the fullest extent permitted by Cayman Islands law against claims related to each indemnitee’s service to (or at the request of) XL Group, except in certain circumstances, including (i) where payment is actually made or then due (A) by XL Group in its discretion, (B) under an insurance policy, (C) pursuant to an agreement between indemnitee and XL Group, XL Group Ltd. or other entity served by indemnitee at the request of XL Group or (D) under the governing documents of XL Group, XL Group Ltd. or other entity served by indemnitee at the request of XL Group; (ii) in connection with a proceeding initiated by indemnitee, unless such proceeding was authorized by the XL Group Ltd. Board of Directors or falls within certain limited exceptions specifically provided for in the Indemnification Agreements; (iii) in connection with a proceeding brought by or in the name of XL Group, where the indemnitee is found, in a final and non-appealable judgment of a court of competent jurisdiction, to be liable for willful neglect or willful default in the performance of the indemnitee’s duty, unless a court of competent jurisdiction determines that the indemnitee is fairly and reasonably entitled to such payment. The Indemnification Agreements and Deed Poll also provide that any and all indemnifiable expenses shall, if so requested by the indemnitee, be advanced promptly as they are incurred, provided that the indemnitee must repay any such expense advance if it is determined in a final and non-appealable judgment of a court of competent jurisdiction that the indemnitee is not entitled to be indemnified against such expenses. Prior to seeking an indemnification payment or expense advance under the Indemnification Agreements, an indemnitee must request that XL Group consider in its discretion whether to make such indemnification payment or expense advance. In the event an indemnification or expense advance (or an undertaking to provide such indemnification or advance) is not received from XL Group within 5 business days of such request, the indemnitees will be eligible to receive such indemnification or expense advance from XL Group Ltd. pursuant to the terms of the Indemnification Agreement.

XL Group’s directors and officers are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy maintained by XL Group (or one of its subsidiaries).

XL-Cayman

Article 109 of XL-Cayman’s Articles of Association, incorporated by reference to Appendix G to the Joint Proxy Statement of EXEL Limited and Mid Ocean Limited on Schedule 14A filed on July 2, 1998, contains provisions with respect to indemnification of our directors and officers. The general effect of these provisions is to provide for the indemnity by XL-Cayman of an officer, director, employee or agent of XL-Cayman for threatened, pending or completed actions, suits or proceedings (other than an action by or in the right of XL-Cayman) brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of XL-Cayman, if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to XL-Cayman’s best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

The Articles of Association also provide for the indemnification of such person against expenses actually and reasonably incurred in connection with suits brought by or in the right of XL-Cayman by reason of the fact that such indemnified person is an officer, director, employee or agent of XL- Cayman if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to XL-Cayman’s best interest; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful neglect or default in the performance of his duty to XL-Cayman unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or other such court shall deem proper.

To the extent that such indemnified person shall be successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

XL-Cayman’s directors and officers are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy.

ITEM 16. EXHIBITS.

Exhibit Number	Description
1.1**	Form of Underwriting Agreement (XL Group plc Equity).
1.2**	Form of Underwriting Agreement (XL Group plc Non-Equity).
1.4**	Form of Underwriting Agreement (XL Group plc Ordinary Share Purchase Contracts).
1.5**	Form of Underwriting Agreement (XL Group plc Ordinary Share Purchase Units).
1.6**	Form of Distribution Agreement for Debt Securities that are Medium Term Notes.
1.7***	Form of Underwriting Agreement (XL Group Ltd. Debt Securities).
4.1*	Form of XL Group plc Senior Debt Securities Indenture.
4.1(a)**	Form of XL Group plc Supplemental Senior Debt Securities Indenture.
4.2**	Form of XL Group plc Senior Debt Security (included as part of Exhibit 4.1(a)).
4.3*	Form of XL Group plc Subordinated Debt Securities Indenture.
4.3(a)**	Form of XL Group plc Supplemental Subordinated Debt Securities Indenture.
4.4**	Form of XL Group plc Subordinated Debt Security (included as part of Exhibit 4.3(a)).
4.5**	Form of Debt Securities that are Fixed Rate Medium Term Notes.
4.6**	Form of Debt Securities that are Floating Rate Medium Term Notes.
4.7**	Form of XL Group plc Ordinary Share Warrant Agreement.
4.8**	Form of XL Group plc Ordinary Share Warrant Certificate (included as part of Exhibit 4.7).
4.9**	Form of XL Group plc Purchase Contract Agreement.
4.10**	Form of Pledge Agreement.
4.11**	Form of XL Group plc Ordinary Share Purchase Contract.
4.12**	Form of Ordinary Share Purchase Unit.
4.13	Memorandum of Association of XL Group plc (incorporated by reference to XL Group plc’s Current Report on Form 8-K dated June 30, 2010, filed on July 1, 2010).
4.14	Articles of Association of XL Group plc (incorporated by reference to XL Group plc’s Current Report on Form 8-K dated June 30, 2010, filed on July 1, 2010).
4.15***	Form of XL Group Ltd. Senior Debt Securities Indenture (including the Guarantee).
4.15(a)**	Form of XL Group Ltd. Supplemental Senior Debt Securities Indenture.
4.16**	Form of XL Group Ltd. Senior Debt Security (included as part of Exhibit 4.15(a)).
4.17***	Form of XL Group Ltd. Subordinated Debt Securities Indenture (including the Guarantee).
4.17(a)**	Form of XL Group Ltd. Supplemental Subordinated Debt Securities Indenture.
4.18**	Form of XL Group Ltd. Subordinated Debt Security (included as part of Exhibit 4.17(a)).
4.19***	Memorandum of Association of XL Group Ltd.
4.20***	Articles of Association of XL Group Ltd.
5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP in respect of XL Group plc Debt Securities, Ordinary Share Warrants, Ordinary Share Purchase Contracts and Ordinary Share Purchase Units.
5.2*	Opinion of A&L Goodbody in respect of XL Group plc Ordinary Shares and Preference Shares.
5.3***	Opinion of Cleary Gottlieb Steen & Hamilton LLP in respect of XL Group Ltd. Debt Securities and XL Group plc Guarantee of XL Group Ltd. Debt Securities.
12.1***	Statement regarding Computation of Earnings to Combined Fixed Charges and Preference Share Dividends.

Exhibit Number	Description
23.1*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of Exhibit 5.1).
23.2*	Consent of A&L Goodbody (included as part of Exhibit 5.2).
23.3***	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of Exhibit 5.3).
23.4***	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of XL Group plc.
24.1*	Powers of Attorney of XL Group plc.
24.2***	Powers of Attorney of XL Group Ltd. (included on a signature page).
25(a)**	Form T-1 Statement of Eligibility of Trustee (XL Group plc Senior Debt Securities).
25(b)**	Form T-1 Statement of Eligibility of Trustee (XL Group plc Subordinated Debt Securities).
25(c)***	Form T-1 Statement of Eligibility of Trustee (XL Group Ltd. Senior Debt Securities).
25(d)**	Form T-1 Statement of Eligibility of Trustee (XL Group Ltd. Subordinated Debt Securities).
99.1***	Acceptance of Appointment of Puglisi & Associates as U.S. Agent for Service of Process.

*	Filed with Post-Effective Amendment No. 1 to this Registration Statement.

**	To be filed as an amendment or as an exhibit to an Exchange Act report of the Registrant and incorporated herein by reference.

***	Filed herewith.

ITEM 17. UNDERTAKINGS.

EACH OF THE UNDERSIGNED REGISTRANTS HEREBY UNDERTAKES:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement on Form S-3 (this “Registration Statement”):

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by such Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of such Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each of the Registrants hereby undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust

Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY AND SIGNATURES (XL-CAYMAN)

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on September 27, 2011.

XL GROUP LTD.

By:	/s/ SIMON D. RICH Name: Simon D. Rich Title: Director

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of XL Group Ltd. (“XL-Cayman”) in their respective capacities set forth below constitutes and appoints Simon D. Rich and Kirstin R. Gould, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign his or her name to this Post-Effective Amendment to the Registration Statement of the Company on Form S-3 under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder and any and all amendments (including any post-effective amendments, including any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended) and supplements to the Registration Statement amended by this Post-Effective Amendment, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement Post-Effective Amendment has been signed by the following persons in the capacities with respect to XL Group Ltd. and on the dates indicated:

Signature	Title	Date

/s/ SIMON D. RICH Name: Simon D. Rich	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 27, 2011
/s/ RONAN REDMOND Name: Ronan Redmond	Director	September 27, 2011
/s/ SIMON D. RICH Name: Simon D. Rich	Director	September 27, 2011
/s/ MERVYN P. SKEET Name: Mervyn P. Skeet	Director	September 27, 2011
/s/ SARAH E. STREET Name: Sarah E. Street	Director	September 27, 2011
/s/ RHICERT J. P. WEBB Name: Rhicert J. P. Webb	Director	September 27, 2011

SIGNATURES (XL GROUP)

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on September 27, 2011.

XL GROUP PLC

By:	/s/ MICHAEL S. MCGAVICK Name: Michael S. McGavick Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement Post-Effective Amendment has been signed by the following persons in the capacities with respect to XL Group plc and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL S. MCGAVICK Name: Michael S. McGavick	Chief Executive Officer (Principal Executive Officer) and Director	September 27, 2011
/s/ PETER R. PORRINO Name: Peter R. Porrino	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 27, 2011
/s/ ROBERT R. GLAUBER* Name: Robert R. Glauber	Director and Chairman of the Board of Directors	September 27, 2011
Name: Ramani Ayer	Director
/s/ DALE R. COMEY* Name: Dale R. Comey	Director	September 27, 2011
/s/ EUGENE M. MCQUADE* Name: Eugene M. McQuade	Director	September 27, 2011
/s/ HERBERT N. HAAG* Name: Herbert N. Haag	Director	September 27, 2011
/s/ CLAYTON S. ROSE* Name: Clayton S. Rose	Director	September 27, 2011
/s/ ELLEN E. THROWER* Name: Ellen E. Thrower	Director	September 27, 2011
/s/ JOHN M. VEREKER* Name: John M. Vereker	Director	September 27, 2011
/s/ JOSEPH MAURIELLO* Name: Joseph Mauriello	Director	September 27, 2011
*BY: /S/ KIRSTIN R. GOULD Attorney-in-Fact		September 27, 2011

SIGNATURES (AUTHORIZED U.S. REPRESENTATIVE)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement Post-Effective Amendment has been signed by the Authorized U.S. Representative on the date indicated:

Puglisi & Associates,
Authorized U.S. Representative

By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director	September 27, 2011